Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
ERNST & YOUNG LLP

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-3 No. 333-77311) and related prospectus pertaining to the registration of 1,829,800 shares of common stock of SM&A,

(2)         Registration Statement (Form S-8 No. 333-50887) pertaining to the Steven Myers and Associates 1997 Stock Option Plan,

(3)         Registration Statement (Form S-8 Nos. 333-40614 and 333-84107) pertaining to the Emergent Information Technologies, Inc. Amended 1997 Stock Option Plan,

(4)         Registration Statement (Form S-8 Nos. 333-51174, 333-62412, 333-84111, 333-99411 and 333-106674) pertaining to the SM&A Amended and Restated Employee Stock Purchase Plan, and

(5)         Registration Statement (Form S-8 No. 333-84109) pertaining to the 1995 Space Applications Corporation Non Qualified Stock Option Plan

of our report dated February 20, 2006, with respect to the consolidated financial statements and financial statement schedule listed in Item 15(a) included in this Annual Report (Form 10-K) of SM&A.

/s/ ERNST & YOUNG LLP

Orange County, California
March 9, 2007